UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
Dongxin Century Square, 7th Floor
Hi-Tech Development District
Xi’an, Shaanxi Province, PRC 710043

To the Stockholders of China Bio Energy Holding Group Co., Ltd.:

The attached Information Statement is being delivered by China Bio Energy Holding Group Co., Ltd. (the “Company”), in connection with the approval by the Company’s Board of Directors, stockholders holding a majority of the shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) and all of the stockholders of the Company’s series A convertible preferred stock, par value $0.001 (the “Series A Preferred Stock”), voting separately as a class, of an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of preferred stock from one million (1,000,000) shares  to ten million (10,000,000) shares. The stockholders of record as of October 24, 2008 are entitled to receive this Information Statement. This Information Statement is first being mailed to stockholders on or about November 4, 2008. This Information Statement constitutes notice to our stockholders of record under Section 228(e) of the Delaware General Corporation Law. We anticipate that the amendment to our Certificate of Incorporation will become effective on or after November 25, 2008.

Our Board of Directors approved resolutions authorizing us to adopt and file the amendment to our Certificate of Incorporation with the Delaware Secretary of State. The Company has also received the approval from stockholders of a majority of the outstanding shares of Common Stock, and all of the stockholders of our Series A Preferred Stock, voting separately as a class, entitled to vote thereon, pursuant to written consents dated October 1, 2008 in accordance with Section 228 of the Delaware General Corporation Law to increase the authorized shares of preferred stock and adopt the amendment to our Certificate of Incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 242 of the Delaware General Corporation Law and Rule 14c-2 of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the changes to our Certificate of Incorporation.

INFORMATION STATEMENT
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

Dongxin Century Square, 7th Floor
Hi-Tech Development District
Xi’an, Shaanxi Province, PRC 710043

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY.

This Information Statement is being mailed on or about November 4, 2008 to all stockholders of record of the common stock, par value $0.0001 per share (the “Common Stock”) and the series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) of China Bio Energy Holding Group Co., Ltd., a Delaware corporation, as of the close of business on October 24, 2008 (the “Record Date”). It is being furnished in connection with the adoption of an amendment to our Certificate of Incorporation to increase our authorized shares of preferred stock from one million (1,000,000) shares to ten million (10,000,000) shares (the "Amendment"). We anticipate that the Amendment will become effective on or after November 25, 2008. A copy of the Amendment is attached to this document as Exhibit A.

Our Board of Directors approved resolutions authorizing us to adopt and file the Amendment with the Delaware Secretary of State. Stockholders of a majority of our outstanding shares of Common Stock, and stockholders of all of our Series A Preferred Stock, voting separately as a class, approved the increase of authorized preferred stock and the Amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law on October 1, 2008.

Our Board of Directors decided to obtain the written consent of stockholders of a majority of our outstanding shares of Common Stock and all of the stockholders of our Series A Preferred Stock, entitled to vote on the Amendment in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our Certificate of Incorporation in a timely manner.

The record date for purposes of determining the stockholders to whom this Information Statement is sent is October 24, 2008. As of the record date, we had 27,159,091 shares of common stock, issued and outstanding, and 1,000,000 shares of Series A Preferred Stock, issued and outstanding. Common stock votes as a class on all matters, with each share of common stock entitled to one vote. Series A Preferred Stock votes separately as a class only on matters affecting the Series A Preferred Stock.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Amendment may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Amendment will become effective on or after November 25, 2008 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law since this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. This Information Statement constitutes notice to our stockholders of record as of the Record Date, under Section 228(e) of the Delaware General Corporation Law of the authorization and approval of the Amendment.

VOTING SECURITIES AND
INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Delaware General Corporation Law, a vote by the holders of a majority of the Company’s outstanding Common Stock is required to amend the Company’s Certificate of Incorporation. In addition, pursuant to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Company, the consent of the original holders of the Series A Preferred Stock and the holders of 25% of the Series A Preferred Stock outstanding is required to approve an increase in the Company’s preferred stock.

As of October 24, 2008, there were 27,159,091 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote. The holder of 22,454,545 shares of Common Stock, representing 82.68% of the issued and outstanding shares of Common Stock, and the holders of 1,000,000 shares, in the aggregate, of Series A Preferred Stock, representing 100% of the issued and outstanding Series A Preferred Stock, voted in favor of the Amendment in written consents dated October 1, 2008 attached hereto as Exhibit C and Exhibit D, respectively.

The names of the consenting stockholders and the number of shares of Common Stock and Series A Preferred Stock, as applicable, with respect to which such consent was given is as follows:

Name	Number of Shares of For Which Consent Was Given	Percentage of Voting Stock

Common Stock
Redsky Group Limited	22,454,545	82.68%
Total	22,454,545	82.68%
Series A Convertible Preferred Stock
Vision Opportunity Master Fund, Ltd.,	771,870	77.19%
Vision Capital Advantage Fund, L.P.	228,130	22.81%
Total	1,000,000	100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of October 24, 2008 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our Common Stock and Series A Convertible Preferred Stock (on an as converted basis), (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

This table is based upon information derived from our stock records and publicly filed documents with the Securities and Exchange Commission. Unless otherwise subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 27,159,091 shares of Common Stock outstanding, as of October 24, 2008. Unless otherwise noted, the address for the beneficial owners listed below is c/o China Bio Energy Holding Group Co., Ltd., Dongxin Century Square, 7th Floor, Hi-Tech Development District, Xi’an, Shaanxi Province, PRC 710043.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Redsky Group Limited (1)	22,454,545	82.68%

Gao Xincheng	-0-	-0-

Li Gaihong	-0-	-0-

Chen Jun	-0-	-0-

All Directors and Executive Officers, as a group	-0-	-0-

(1) The business address of Redsky Group Limited is P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED SHARES OF CAPITAL STOCK AND PREFERRED STOCK

The Company is authorized to issue eighty million (80,000,000) shares, including seventy nine million (79,000,000) shares of common stock, par value $0.0001 (the “Common Stock”) of which 27,159,091 shares of Common Stock are issued and outstanding, and one million (1,000,000) shares of preferred stock, par value $0.001 (the “Preferred Stock”), of which 1,000,000 shares were designated as Series A Preferred Stock and are issued and outstanding.

Our Board of Directors approved an amendment to increase our authorized capital stock whereby the number of our authorized shares of preferred stock would increase from one million (1,000,000) shares to ten million (10,000,000) shares (the “Amendment”). Stockholders of a majority of the outstanding shares of Common Stock, and all of the stockholders of the Series A Preferred Stock, voting separately as a class, entitled to vote, approved and authorized the Amendment by written consent on October 1, 2008. The Company’s Board of Directors believes that it is advisable and in the best interests of the Company to amend Article FOURTH (a) of the Company’s Certificate of Incorporation to. As a result of the Amendment, Article FOURTH (a) will read as follows:

“Article FOURTH. (a) The total number of shares which the Corporation shall have authority to issue is Eighty-Nine Million (89,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock.”)”

The purpose of the Amendment is to provide additional authorized shares of preferred stock which can be designated as Series B Convertible Preferred Stock. In connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of October 14, 2008, the Company issued a debenture in the aggregate principal amount of $9,000,000 (the “Debenture”), which, upon the filing of the Amendment and a Certificate of Designation of Series B Preferred Stock, will automatically convert into 2,465,753 shares of Series B Preferred Stock. The Company currently does not have enough authorized but unissued shares of Preferred Stock available to accommodate the conversion in full of the Debenture. The Company believes that increasing our authorized capital will provide the Company with the necessary flexibility to implement potential corporate plans, including the issuance of shares in connection with any future financings. Such an increase will allow such shares to be issued without the expense and delay of a special shareholders’ meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company may be listed.

Under applicable federal securities laws, the Amendment cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s stockholders. The Amendment, attached hereto as Exhibit A, will become effective upon filing with the Secretary of State of the State of Delaware, and immediately thereafter, the Certificate of Designation will also be filed, which sets forth the rights, preferences and designation of the Series B Preferred Stock of the Company. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement to the Company’s stockholders.

POTENTIAL ANTI-TAKEOVER EFFECTS

The resolution being adopted and the Amendment have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

In addition, the Delaware General Corporation Law prohibits certain mergers, consolidations, sales of assets or similar transactions between a corporation on the one hand and another company which is, or is an affiliate of, a beneficial holder of 15% or more of that corporation's voting power (defined as an "Interested Stockholder") for three years after the acquisition of the voting power, unless the acquisition of the voting power was approved beforehand by the corporation's Board of Directors or the transaction is approved by a majority of such corporation's stockholders (excluding the Interested Stockholder). These provisions prohibiting Interested Stockholder transactions could also preserve management's control of the Company.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the Amendment is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the Amendment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors:
China Bio Energy Holding Group Co., Ltd.

By:	/s/ Gao Xincheng
Gao Xincheng, Chairman, President and Chief Executive Officer

November 3, 2008

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

CHINA BIO ENERGY HOLDING GROUP CO., LTD., a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the Board of Directors of the “Corporation by unanimous written consent dated as of October 1, 2008, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Fourth” so that, as amended, said Article FOURTH (a) shall be and read as follows:

“Article FOURTH. (a) The total number of shares which the Corporation shall have authority to issue is Eighty-Nine Million (89,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock.”)”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

By:	/s/ Gao Xincheng
(Authorized Officer)
Name:	Gao Xincheng, Chief Executive Officer

Exhibit B

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

The undersigned, being all of the members of the board of directors (the “Board”) of China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

RESOLVED, that the Board hereby approves the Certificate of Amendment to the Certificate of Incorporation substantially in form attached hereto as Exhibit A authorizing an increase in the number of shares of preferred stock of the Company from 1,000,000 shares to 10,000,000 shares; and be it further

RESOLVED, that the Company submit for approval to the stockholders of its voting stock for approval, including Common Stock and Series A Convertible Preferred Stock, voting as a separate class, entitled to vote thereon, the Certificate of Amendment authorizing the increase of the capital stock and preferred stock; and be it further

General Authorization and Ratification

RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action, including the filing of the Certificate of Amendment with the Secretary of State for the State of Delaware, and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this consent as of the 1st day of October, 2008

/s/ Gao Xincheng
Gao Xincheng

/s/ Li Gaihong
Li Gaihong

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

CHINA BIO ENERGY HOLDING GROUP CO., LTD., a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the Board of Directors of the “Corporation by unanimous written consent dated as of October 1, 2008, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Fourth” so that, as amended, said Article FOURTH (a) shall be and read as follows:

“Article FOURTH. (a) The total number of shares which the Corporation shall have authority to issue is Eighty-Nine Million (89,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock.”)”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

By:	/s/ Gao Xincheng
(Authorized Officer)
Name:	Gao Xincheng, Chief Executive Officer

Exhibit C

WRITTEN CONSENT
OF THE HOLDER OF A MAJORITY OF THE
COMMON STOCK
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

The undersigned, constituting the holder of a majority of the shares of Common Stock (the “Stockholder”) of China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), does hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered increasing the number of authorized shares of preferred stock of the Company to 10,000,000 shares, deems such increase advisable and in the best interests of the Company and its Stockholders;

NOW, THEREFORE, BE IT

RESOLVED, that, the Certificate of Incorporation of the Company be and hereby is amended to increase the number of authorized shares of preferred stock of the Company to 10,000,000 shares; and be it further

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation substantially in form attached hereto as Exhibit A authorizing the increase of preferred stock and hereby is in all respects approved.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent as of the 1st day of October, 2008.

Redsky Group Limited
/s/ Gao Xincheng
Name: Gao Xincheng

Title: Director

No. of Shares of Common Stock: 22,454,545

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

CHINA BIO ENERGY HOLDING GROUP CO., LTD., a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the Board of Directors of the “Corporation by unanimous written consent dated as of October 1, 2008, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Fourth” so that, as amended, said Article FOURTH (a) shall be and read as follows:

“Article FOURTH. (a) The total number of shares which the Corporation shall have authority to issue is Eighty-Nine Million (89,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock.”)”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

By:	/s/ Gao Xincheng
(Authorized Officer)
Name:	Gao Xincheng, Chief Executive Officer

Exhibit D

UNANIMOUS WRITTEN CONSENT
OF THE STOCKHOLDERS
OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

The undersigned, constituting all of the stockholders of the Series A Convertible Preferred Stock of China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), do hereby adopt by this unanimous written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered increasing the number of authorized shares of preferred stock of the Company to 10,000,000 shares, deems such increase advisable and in the best interests of the Company and its stockholders;

NOW, THEREFORE, BE IT

RESOLVED, that the undersigned hereby authorize and approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of preferred stock of the Company to 10,000,000 shares; and be it further

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation substantially in the form attached hereto as Exhibit A, authorizing the increase of preferred stock is hereby approved in all respects.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 1st day of October, 2008.

Vision Opportunity Master Fund, Ltd.

/s/ Adam Benowitz
Name: Adam Benowitz

Title: Director

No. of Shares of Series A Preferred Stock: 771,870

Vision Capital Advantage Fund, L.P.

/s/ Adam Benowitz
Name: Adam Benowitz

Title: as Managing Member of VCAF GP, LLC (the Fund's GP)

No. of Shares of Series A Preferred Stock: 228,130

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

CHINA BIO ENERGY HOLDING GROUP CO., LTD., a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the Board of Directors of the “Corporation by unanimous written consent dated as of October 1, 2008, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Fourth” so that, as amended, said Article FOURTH (a) shall be and read as follows:

“Article FOURTH. (a) The total number of shares which the Corporation shall have authority to issue is Eighty-Nine Million (89,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock.”)”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

By:	/s/ Gao Xincheng
(Authorized Officer)
Name:	Gao Xincheng, Chief Executive Officer